CONSULTING AGREEMENT

This agreement (the “Agreement”) dated this 17th day of April, 2018 retroactively applicable to the beginning of the work period which started January 1, 2017.

BETWEEN

Greenway Innovative Energy

1521 N. Cooper St. Suite #207

Arlington, TX 76011

(the “Client”)

AND

Paul R. Alfano

via Alfano Consulting Services (NYS-DBA)

21 Barchan Dune Rise

Victor, New York 14564

(the “Consultant”)

This Agreement states the terms and conditions that govern the contractual agreement between GIE-GWTI and the Consultant who agrees to be bound by this Agreement.

WHEREAS, the Consultant offers consulting services in the fields of:

GIE-GWTI Board, Senior Management & Advisory Team advice:

• Corporate Strategy

• SEC Adherence

• Shareholder Value

• Client, Partner & Competitive Analysis

• Sales Campaigns

• Marketing Strategy

• Document Editing

• Presentation Editing

• Fund Raising (via Treasury Shares)

NOW, THEREFORE, in consideration of the mutual covenants and promises made by the parties hereto, the Consultant and the Client (individually, each a “Party” and collectively, the “Parties”) covenant and agree as follows:

TERMS OF THE AGREEMENT

TERM

The term of this agreement will begin on the date of this agreement and will remain in force indefinitely until “Termination” as provided in this Agreement.

TERMINATION

In the event that either party wishes to terminate this Agreement, that Party will be required to provide ten days written notice to the other Party.

INDEMNIFICATION

The Client agrees to indemnify, defend, and protect the Consultant from and against all lawsuits and costs of every kind pertaining to the Client’s business including reasonable legal fees due to any act or failure to act by the Client based upon the Consulting Services.

LAW OF THE STATE OF TEXAS

This Consulting Agreement and the interpretation of its terms shall be governed by and construed in accordance with the laws of the State of Texas and subject to the exclusive jurisdiction of the federal and state courts located in Tarrant County, Texas.

INTELLECTUAL PROPERTY

The Parties acknowledge and agree that the Client will hold all intellectual property right in any work product resulting from the Consulting Services including, but not limited to, copyright and trademark rights. The Consultant agrees not to claim any such ownership in such work product’s intellectual property at any time prior to or after the completion and delivery of such work product to the Client.

EXPENSES

The Consultant will be reimbursed from time to time for reasonable and necessary expenses incurred by the Consultant in connection with providing these services includes reasonable travel and living expenses.

Late payments will be subject to 2% interest per month.

COMPENSATION

The Consultant will be compensated at a reduced rate of $40.00 per hour (the “Compensation”). All monetary amounts in the contract shall be in US Dollars.

CHANGES

All Changes to this contract shall be in writing.

INDEPENDENT CONTRACTOR

In providing the Services under this contract, it is expressly agreed that the Consultant is acting as an independent contractor and not as an employee. The Client and Consultant agree that this Agreement does not create a partnership or joint venture between them and is exclusively a contract for service. The client is not required to pay, or make any contribution to, any social security, local, state, or federal taxes, unemployment compensation, worker’s compensation, insurance premium, profit-sharing, pension, or any other employee benefit for the consultant during the Term. The Consultant is responsible for paying, and complying with reporting requirements for, all local, state, and federal taxes relating to payments made to the Consultant under this Agreement.

IN WITNESS WHEREOF, each of the Parties has executed this Consulting Agreement, both Parties by its duly authorized officer, as of the day and year set forth below

CONSULTANT
/s/ Paul R. Alfano
Paul R. Alfano
Owner-Alfano Consulting Services
Date
4/18/2018

CLIENT
/s/ Raymond Wright
Raymond B. Wright
President-Greenway Innovative Energy
Date
4/19/2018